                                                                   EXHIBIT 10.15
                                                                   -------------


                             BHN JOINT VENTURE AGREEMENT

                                AMENDED AND RESTATED

                                AS OF JANUARY 1, 1981



              WHEREAS, HARLLEE-GARGIULO, INC., NAPLES TOMATO GROWERS, INC., and BEEFSTAKE TOMATO GROWERS, INC. ("Venturers"), all being corporations organized and existing under the laws of the State of Florida, entered into a JOINT VENTURE AGREEMENT effective the first day of November 1979 operating under the name of BHN, and

              WHEREAS, ARTICLE XIX of said JOINT VENTURE AGREEMENT had expressly reserved the right to amend said AGREEMENT if made in writing and signed by all the Venturers, and

              WHEREAS, it is now the desire of the Venturers to increase the number of Venturers involved in the discovery and development of new plant varieties, and

              WHEREAS, the present Venturers are willing to admit A. DUDA & SONS, INC., and RICHFIELD PACKING CORPORATION, INC., into the Venture in return for a capital contribution as provided herein,

              NOW, THEREFORE, the JOINT VENTURE AGREEMENT dated the twenty-seventh day of October 1980, which was effective the first day of November 1979, is hereby amended and restated in its entirety effective January 1, 1981, and the Amended and Restated Agreement shall read as follows:

                               JOINT VENTURE AGREEMENT
                               -----------------------


              JOINT VENTURE AGREEMENT, by and between HARLLEE-GARGIULO, INC., a corporation organized and existing under the laws of the State of Florida and having its principal office at 2308 U.S. Highway 301 East (Post Office Box 8), Palmetto, Florida 33561 (hereinafter specifically referred to as "HARLLEE"), and NAPLES TOMATO GROWERS, INC., a Florida corporation having its principal office at Route 2, Box 1700, Old U.S. Highway 41, Naples, Florida 33940 (hereinafter specifically referred to as "NAPLES"), and BEEFSTAKE TOMATO GROWERS, INC., a Florida corporation having its principal office at 440 South Shelfer Street, Quincy, Florida 32351 (hereinafter specifically referred to as "BEEFSTAKE"), and A. DUDA & SONS, INC., a Florida corporation having its principal office at Post Office Box 257, Oviedo, Florida 32765 (hereinafter specifically referred to as "DUDA"), and RICHFIELD PACKING CORPORATION, INC., a Florida corporation having its principal office at Post Office Box 566, Palmetto, Florida 33561 (hereinafter specifically referred to as "RICHFIELD"). The parties hereto may be hereinafter sometimes referred to individually as the "Venturer" and collectively as the "Venturers."

                                   R E C I T A L S
                                   ---------------


              WHEREAS, the Venturers operate certain businesses connected with agriculture including, but not limited to, packing and distribution of tomatoes; and

              WHEREAS, the Venturers have a joint interest in the development of improved plant varieties and believe that it would be prudent to join together in a joint venture to fund a research facility to discover and develop new plant varieties which can be used in connection with their individual business operations and to employ at said facility a person or persons having the educational background and experience necessary to conduct such research; and

              WHEREAS, the risk of the Venture and the anticipated cost of a magnitude that no one Venturer would be willing to undertake the project alone, but collectively, the Venturers believe the potential would justify the risks involved, and the Venturers desire, therefore, to conduct the project in joint venture form for the purposes hereinabove and hereinafter provided.

              NOW, THEREFORE, in consideration of the premises which shall be deemed to be an integral part of this agreement and not as mere recitals hereto, and of the mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                                      ARTICLE I
                                      ---------

              The Venturers hereby constitute themselves Joint Venturers for the purpose of funding and operating a research facility for purposes of discovering and developing new plant varieties having a commercial application to existing or future business operations of the Venturers and to do all things incident thereto including, but not limited to, the employment of persons having the ability to conduct such research.

                                     ARTICLE II
                                     ----------

              A.   Name.  The Venture shall operate under the name BHN, a
                   ----
         Joint Venture, or such other name as the Venturers shall determine.

              B.   Office Address.  The office and principal place of business
                   --------------
         of the Venture shall be at Route 2, Box 1700, Naples, Florida 33940, or such other place or places as shall mutually be agreed upon by the Venturers.

                                     ARTICLE III
                                     -----------

              The Venture shall commence on the first day of November 1979 and shall continue until the thirty-first day of October 1989, or until dissolved, if dissolution shall occur prior to the aforesaid termination date by the terms of this agreement, by desire of a majority in interest of the Venturers, or by operation of law; provided, however, that dissolution of the Venture shall not terminate this agreement prior to completion of the liquidation of the Venture.

                                     ARTICLE IV

                                    Defined Terms
                                    -------------

              The defined terms used in this agreement shall, unless the context otherwise requires, have the meanings specified in this Article IV.

              A.   "Agreement" means this Joint Venture Agreement as amended and
                   -----------
         restated and as hereafter amended from time to time unless the context otherwise requires.

              B.   "Capital Account" as to any Venturer means such Venturer's
                   -----------------
         capital account as provided in Paragraph C of Article V hereof.

              C.   "Capital Contribution" means the total amount of money or
                   ----------------------
         property contributed to the Venture as provided in Article V by the Venturers or any Venturer, as the context requires.

              D.   "Cash Flow" shall mean gross receipts determined on a cash
                   -----------
         basis from Venture operations less cash disbursements for Venture purposes including, by way of example and not by way of limitation:

                   (1) All expenses of the Venture including operating expenses of the Venture;

                   (2)  Debt payments;

                   (3) Capital costs of equipment, improvements, replacements and other tangibles and intangibles; and

                   (4)  Prepaid items.

                   Depreciation and other noncash amortizations or charges, if any, shall not be a charge in determining cash flow.

              E.   "Code" means the United States Internal Revenue Code of 1954
                   ------
         as heretofore or hereafter amended (or any corresponding provision of succeeding law).

              F.   "Consent" means the written consent of a Venturer to do the
                   ---------
         act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

              G.   "Development Plan" shall mean the development plan and
                   ------------------
         program setting forth research priorities plus the detailed overall budget and cash flow estimate that is adopted by the Venturers at an annual meeting or a special meeting or by written consent, as the case may be.

              H.   "Dissolution", when used with respect to a Venturer, assignee
                   -------------
         or other successor or person or entity having an interest in the Venture, shall mean an actual substantive dissolution.

              I.   "Distributable Cash Flow" shall mean cash flow adjusted
                   -------------------------
         for amounts which are from time to time set aside for restoration or creation of reserves or which are from time to time withdrawn from such reserves.

              J.   "Fiscal Year" means, with respect to the Venture, December 31
                   -------------
         or such other fiscal year as the Venturers may properly and lawfully agree upon from time to time.

              K.   "Gross Receipts" shall mean the total Venture revenues
                   ----------------
         received during an accounting period or any other given period from all sources, including, by way of example and not by way of limitation, the proceeds of a sale of seeds or plants developed.

              L.   "Incapacity" or "Incapacitated" means the insolvency,
                   ------------    ---------------
         adjudication of bankruptcy, as the case may be, of any Venturer.

              M.   "Interest" and "Venture Interest" means the entire ownership
                   ----------     ------------------
         interest (which may, either for its capital account or its interest in profits, losses, distributable cash flow, etc., be expressed as a percentage) of a Venturer in the Venture at any particular time, including the rights and obligations of such Venturer under this Agreement.

              N.   "Majority" or "Majority of the Venturers" or "Majority in
                   ----------    ---------------------------    ------------
         Interest" means a majority in interest of the Venturers and not a
         ---------
         majority in number of the Venturers.

              O.   "Notification" means a writing containing the information
                   --------------
         required by this agreement or desired by any Venturer to be communicated to any person, sent by registered or certified mail, return receipt requested, postage prepaid, to such person at the address for such person specified in Exhibit "B" attached hereto and by this reference made a part hereof, the same as if fully set forth herein or, if applicable, at such address for such person specified in the most recent notification by or on behalf of such person changing the address of such.

              P.   "Operating Expenses" shall mean all costs of operating
                   --------------------
         Venture properties including, by way of example and not by way of limitation, the costs and expenses of repairs to equipment, fixtures and facilities constituting a part of such properties or related to or used on such properties, the costs and expenses of staffing the research facility and the costs and expenses of administration and operation of the Venture and the Venture properties; provided, however, that operating expenses shall include only those expenditures provided in any approved budget adopted by the Venture or otherwise approved by a majority in interest of the Venturers.

              Q.   "Venturer" means HARLLEE-GARGIULO, INC.; NAPLES TOMATO
                   ----------
         GROWERS, INC.; BEEFSTAKE TOMATO GROWERS, INC.; A DUDA & SONS, INC.; and RICHFIELD PACKING CORPORATION, INC.; or any successor in that capacity permitted hereunder.

              R.   "Property" and "Venture Property" shall mean the real and
                   ----------     ------------------
         personal property initially leased by or transferred to the Venture and all property subsequently leased or acquired by the Venture.

              S.   "Venture" means the Venture formed hereby as said Venture may
                   ---------
         from time to time be constituted.

              T.   "Venture Account" means the bank account or bank accounts to
                   -----------------
         be maintained by the Venturers on behalf of the Venture with any bank.

              U.   "Person" means any individual, partnership, corporation,
                   --------
         trust or other entity.

              V.   "Profits" and "Losses" means the net ordinary income
                   ---------     --------
         (profits) or net ordinary loss (losses) of the Venture as determined on a cash basis for U.S. federal income tax purposes determined as of the [illegible text].

              A. DUDA & SONS, INC.                                   -0-
              RICHFIELD PACKERS CORPORATION, INC.               10,000.00

              B.   Additional Contributions. It is recognized and agreed by and
                   ------------------------
         between the Venturers that additional contributions to the capital of the Venture (in amounts and at times not at present known) will be necessary to carry out the purposes of the Venture and to carry on the business of the Venture and that such additional contributions shall be made by the Venturers in the same ratios as their participation in the profits of the Venture as set forth in Exhibit "A" hereto. The decision as to whether additional contributions to the capital of the Venture shall be made is considered to be a management decision and as such shall be determined as provided in ARTICLE X, paragraph A, of this Agreement.

              C.   Remedies for Failure of Venturer to Make Additional
                   ---------------------------------------------------
         Contributions. When additional contributions are necessary to carry out
         -------------
         the purposes of the Venture or to carry on the business of the Venture and any Venturer fails to make its full share of such additional contributions within thirty (30) days after the required or agreed date thereof, then the other Venturers may make such contribution (hereinafter called the "Contributing Venturers") in which event the proportionate Venture interest of the Venturer failing to make such additional contribution (hereinafter called the "Delinquent Venturer") shall be decreased by twice the percentage equal to the percentage which such additional contribution to the Venture bears to the total contributed capital of the Venture including the subject additional capital contribution, and the Venture interest of the contributing Venturers will be increased by a like amount. The Delinquent Venturer shall, however, have ninety (90) days from the date of the payment by the Contributing Venturer or Venturers in which to cure (as hereinafter provided) the failure to make its full share of such additional contribution, and upon cure, the Venture interests of the respective Venturers prior to the above contemplated delinquency adjustment shall be reinstated. Said cure shall only be accomplished by payment by the Delinquent Venturer to the Contributing Venturer or Venturers of an amount equal to fifteen percent (15%) of the Delinquent Venturer's required share. In the event that Delinquent Venturer's contribution is not made by any other Venturer but other Venturers have contributed their shares of the additional contribution, then in that event, upon expiration of one hundred twenty (120) days after the required or agreed date for contributions to be made, the respective interests of the Venturers shall be adjusted to reflect additional capital contributions made. In all instances Exhibit "A" shall be amended to reflect the change in Venture interests of the Venturers.

              D.   Capital Accounts. An individual capital account shall be
                   ----------------
         maintained for each Venturer. The capital account of each Venturer shall initially consist of the amount or value of the sum of its contributions to the capital of the Venture as set forth in Exhibit "A" hereto and in addition to the adjustments contemplated by Article V-C hereof, shall be (a) increased (i) by the amount or value of its additional contributions to the capital of the Venture and (ii) by the amount of its share of any profits or other income as set forth in Exhibit "A" hereto; and (b) decreased by (i) its share of any distributions of any Venture cash or assets (assets to be valued at their fair market value at the date of distribution) and (ii) by its share of any losses as set forth in Exhibit "A" hereto. The capital accounts of the Venturers shall be maintained at all times in the ratios in which they share in the profits or losses of the Venture as set forth in Exhibit "A" hereto or as said Exhibit "A" may be amended from time to time as provided in this Agreement.

              E.   Tax Basis Record. An individual tax basis record for U.S.
                   ----------------
         Federal income tax purposes shall be maintained for each Venturer. The tax basis record of each Venturer shall be established and shall be adjusted as of the close of each taxable year of the Venture (or when appropriate, as of the close of the taxable year of the Venture for such Venturer) in accordance with Federal income tax law and procedure as the same may exist from time to time.

              F.   Interest on and Repayment of Capital Accounts. No interest
                   ---------------------------------------------
         shall be payable on the capital accounts of the Venturers. Repayment of all or any part of the capital accounts of the Venturers shall be only in accordance with the provisions of this Agreement or in accordance with the agreement of a majority of the Venturers to the extent allowed by law; provided, however, that any and all such repayments shall be made (a) with respect to each Venturer's capital account and (b) in equal percentages with respect to each Venturer's capital account.

                                     ARTICLE VI

                                    Distributions
                                    -------------

              A.   Cash Flow Accounts and Distributions. An individual cash flow
                   ------------------------------------
         account shall be maintained for each Venturer. The cash flow shall be computed at the end of each quarter during each fiscal year of the partnership, and after the allocation, if any, to such reserves as the Venturers may from time to time establish by approval of the majority of the Venturers, each Venturer's distributive share (measured by its proportion for sharing in the profits of the Venture as set forth in Exhibit "A" hereto or as said Exhibit "A" may be amended from time to time as provided in this Agreement) of such distributable cash flow shall then be credited to its cash flow account. Distributions (withdrawals) from such cash flow accounts shall be permitted by agreement of a majority of the Venturers, provided, however, that any and all such distributions (withdrawals) shall be permitted (a) with respect to each Venturer's cash flow account and (b) in percentages with respect to each Venturer's cash flow account.

              B.   Interest on Cash Flow Accounts. No interest shall be payable
                   ------------------------------
         on the cash flow accounts of the Venturers.

              C.   Distributions to Pay Income Taxes. The Venturers agree that
                   ---------------------------------
         to the extent that the Venture has available cash funds, distributions shall be made to the parties to the Venture in the actual net amount of any United States Federal or state income taxes which the parties to the Venture may be required to pay on account of their share of any taxable income of the Venture as reported on income tax returns of the Venture.

                                     ARTICLE VII

                                 Profits and Losses
                                 ------------------

              A.   Participation of Venturers in Profits and Losses. The
                   ------------------------------------------------
         Venturers shall participate in the profits and losses of the Venture as set forth in Exhibit "A" in this Agreement or as said Exhibit "A" may be amended from time to time as provided in this Agreement.

              B.   Participation of Venturers in Gains, Costs, Expenses, Credits
                   -------------------------------------------------------------
         and Deductible Items. All items of gain or income not
         --------------------
         included in determining Venture profits or losses shall be allocated to the Venturers in the same manner and proportions as profits are allocated as set forth in Exhibit "A" hereto or as said Exhibit "A" may be amended from time to time as provided in this Agreement. All items of capital loss, depreciation, investment tax credits and other such items of deduction or credit that are separately allocated among the Venturers or not included in determining Venture profits or losses shall be allocated to the Venturers in the same manner and proportions as losses are allocated as set forth in Exhibit "A" hereto or as said Exhibit "A" may be amended from time to time as provided in this Agreement. Notwithstanding anything else herein contained, any amounts of any credits, depreciation or other deductible items recaptured shall be allocated to the Venturers who claimed such credits, depreciation or other deductible items (or to their successors or assigns) to the extent thereof.

                                    ARTICLE VIII

            Rights, Powers and Duties of Agent and Parties to the Venture
            -------------------------------------------------------------

              A.   Responsibilities of Agent.  Jeffrey Gargiulo is hereby
                   -------------------------
         appointed agent for the Venture and shall be responsible for:

                   (1) The management and operations of the affairs, activities and business of the Venture in accordance with the development plan adopted by the Venture.

                   (2) The development of an estimated operating statement of profit and loss for each six-month period of the existence of the Venture in accordance with the development plan adopted by the Venture and estimated costs and income for same.

                   (3) Semi-annual progress and other similar reports by notification to the notice address of each Venturer not later than fifteen (15) days following the end of each six-month period which reveal the status of the Venture.

                   (4) Hiring of all personnel, preparation of project policies and budgets (including periodic review and amendments thereto) direction and coordination of experts and other personnel needed to carry out the purposes of the Venture, obtaining all government approvals and permits in connection with discovery and development of plant varieties in accordance with the development plan adopted by the Venture, financing requirements and establishing and maintaining a system of books and records.

                   (5) Monitoring the Venture activities continuously, vigilantly and diligently and reporting immediately to each Venturer or their designees any problems, delays, defaults, mistakes, impediments or special opportunities with respect to the Venture project or any part or phase thereof with respect to any specific deal or proposal in connection with the Venture project or any part or phase thereof.

         Subject to the provisions of this entire Agreement, Venturers hereby delegate to Agent such authority as is reasonably required to accomplish the above-mentioned activities.

              B. A majority of the Venturers shall have the right and power by express notice to the other Venturers and BHN's agent to terminate effective upon receipt of such notice any and all of the actions of said agent and to direct the accomplishment of any such terminated task(s) by those persons and/or entities selected by majority of the Venturers.

              C.   Power of Agent to Commit the Venturer or Venturers to
                   -----------------------------------------------------
         Obligations.
         -----------

                   (1) The Agent shall not, without the consent of a majority of the Venturers, obligate the Venture to expenditures, obligations, responsibilities or similar items of expense in excess of a total annual aggregate amount of $50,000.00 or in excess of $50,000.00 for any single such item of expense or to contract for a term in excess of one year.

                   (2)  Any expenditure, obligation, responsibility or similar item in excess of $50,000.00 shall require the consent by a majority of the Venturers prior to the incurrence by the Venture of such expenditure, obligation, responsibility or similar item. For this purpose, approval of the semi-annual budget for the Venture shall be deemed to satisfy the requirements of this subparagraph C(2) to the extent of the items of expenditure and obligation contained therein and the dollar limitations or other limitations thereon as provided in said semi-annual budget as approved.

              D.   Operating Costs of Project. No party to the Venture shall be
                   --------------------------
         entitled to a separate fee for carrying out any responsibilities assigned to such party under this Agreement.

                                     ARTICLE IX

                    Representations of the Parties to the Venture
                    ---------------------------------------------

              A.   HARLLEE represents and warrants:

                   (1) That HARLLEE has and shall have the full right and authority to enter into this Agreement and to carry out all rights and obligations of HARLLEE expressed, implied and contemplated in this Agreement.

              B.   NAPLES represents and warrants:

                   (1) That NAPLES has and shall have the full right and authority to enter into this Agreement and to carry out all rights and obligations of NAPLES expressed, implied and contemplated in this Agreement.

              C.   BEEFSTAKE represents and warrants:

                   (1) That BEEFSTAKE has and shall have the full right and authority to enter into this Agreement and to carry out all rights and obligations of BEEFSTAKE expressed, implied and contemplated in this Agreement.

              D.   DUDA represents and warrants:

                   (1) That DUDA has and shall have the full right and authority to enter into this Agreement and to carry out all rights and obligations of BEEFSTAKE expressed, implied and contemplated in this Agreement.

              E.   RICHFIELD represents and warrants:

                   (1) That RICHFIELD has and shall have the full right and authority to enter into this Agreement and to carry out all rights and obligations of RICHFIELD expressed, implied and contemplated in this Agreement.

                                      ARTICLE X

                      Administrative Provisions of the Venture
                      ----------------------------------------

              A.   Management of Venture. In the management of the business of
                   ---------------------
         the Venture, each party to the Venture shall have one vote for each One Percent (1%) of participation in the profits of the Venture as set forth in Article VII hereof. Except as otherwise specifically provided herein and specifically in Article VIII, decisions as to all matters in the management of the business of the Venture shall be decided by a simple majority of the total votes of the Venture (elsewhere referred to as a majority of the Venturers). At all meetings of Venturers, a Venturer may vote by proxy, executed in writing by the Venturer or its duly authorized attorney-in-fact or corporate officer, but no proxy shall be valid after eleven (11) months from the date of such proxy unless the proxy provides for a longer period. Such proxies shall be filed with the entity designated by the Venturers prior to or at the time of the meeting.

              B.   Annual Meetings of the Venturers. The Venturers agree that
                   --------------------------------
         there shall be annual meetings of the Venturers held on dates and at locations chosen by the Venturers. Any business of the Venture may be transacted at the annual meeting. Formal written minutes of all meetings of the Venturers and any committees established by the Venturers shall be prepared and maintained by BHN's agent for inspection by the Venturers.

              C.   Special Meetings of the Venturers. Any number of Venturers
                   ---------------------------------
         having Thirty-three Percent (33%) or more in interest of the total Venture interest may call a meeting of the Venturers by giving notice to all Venturers and setting forth in such notice the purpose or purposes of the meeting.

              D.   Informal Action by Venturers. Any action required or
                   ----------------------------
         permitted to be taken at any meetings of the Venturers may be taken without a meeting if, prior to such action, a written consent thereto is signed by an officer of each of the Venturers setting forth the actions so to be taken and filed in the minutes of the proceedings of the Venturers.

              E.   Telephonic Meetings. The Venturers shall be deemed present at
                   -------------------
         a meeting if there is used a conference telephone or similar communications equipment by means of which duly authorized officers or representatives of each Venturer participating in the meeting can hear each other at the same time.

              F.   Books and Records. Full and accurate books of the Venture
                   -----------------
         shall be maintained at the Venture's principal place of business showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Venture's business and affairs. The books of the Venture shall be kept on a cash basis and shall be kept in conformance with generally accepted accounting principles and practices in accordance with standards generally expected by national accounting firms. All Venturers or their respective duly authorized representatives shall at all times during regular business hours have access to and may inspect and copy any of such books and records.

              G.   Fiscal Year. The fiscal year of the Venture shall be January
                   -----------
         1 to December 31 or any other twelve-month period selected by the Venturers from time to time.

              H.   Reports. Annual audited financial statements showing at least
                   -------
         the income and expenses of the Venture for the fiscal year and the balance sheet thereof as of the end of such year shall be prepared by an accounting firm (the "accountants") selected by a majority of the Venturers. The audited financial statements of the Venture shall be prepared in conformance with generally accepted accounting principles. Each party to the Venture shall be furnished copies of such statements of income and expenses and of such balance sheets within one hundred twenty (120) days after the end of each fiscal year of the Venture.

              I.   Bank Accounts and Investments of Funds. All funds of the
                   --------------------------------------
         Venture shall be deposited in its name in such checking and savings accounts or time deposits or certificates of deposit as shall be designated from time to time by a majority of the Venturers. Withdrawals therefrom shall be made upon such signatures of such persons as may be designated from time to time. The Venture may only invest funds in any investments which a national bank is permitted to carry in its investment portfolio.

                                     ARTICLE XI

                              Restriction on Venturers
                              ------------------------

              No Venturer, without the consent of the other Venturers,

         shall:

                   (1) Borrow or lend money, make, deliver or accept any commercial paper on behalf of the Venture.

                   (2) Execute any mortgage, bond or lease on behalf of the Venture.

                   (3) Assign, transfer or pledge any debts due the Venture or release any debts due the Venture, except on payment in full.

                   (4) Compromise any claim due the Venture or submit to arbitration any dispute or controversy involving the Venture.

                   (5) Purchase or contract to purchase any property on behalf of the Venture.

                   (6) Sell, assign or license any patent, trademark or patent owned by the Venture.

                   (7) Enter into employment contracts on behalf of the Venture.

                   (8) Do any act detrimental to the best interest of the Venture which would make it impossible to carry on the ordinary business of the Venture.

                   (9) In the absence of full compliance with applicable provisions of Article XII and Article XIII hereof, sell, assign, pledge, mortgage or otherwise encumber or transfer its interest in the capital or profits and losses of the Venture to enter into any agreement as a result of which any person shall become interest with it in the Venture.

                                     ARTICLE XII

                                 Voluntary Transfers
                                 -------------------
                                 Of Venture Interest
                                 -------------------

              A.   Restrictions on Granting Security Interest. A Venturer shall
                   ------------------------------------------
         not, directly or indirectly, mortgage, encumber, pledge or assign or transfer for financing purposes or otherwise give or grant any security interest in all or any part of its Venture interest without first obtaining the consent of the other Venturers. In the event such consent is obtained, the mortgagee, encumbrancer, pledgee, assignee, or transferee shall be entitled to receive Venturer's interest in the profits and losses of the Venture and should liquidation of the Venture occur, the right to receive the Venturer's allocable share of the remaining assets. However, pursuant to Florida Statute 620.60, in the absence of the written agreement of all Venturers, there shall be no entitlement to the mortgagee, encumbrancer, pledgee, assignee, or transferee to participate or interfere in the management of the administration of the Venture's business or affairs. The consent to directly or indirectly, mortgage, encumber, pledge or assign or transfer for financing purposes or otherwise give or grant any security interest shall not otherwise release such Venture interest from the other restrictions contained in this Agreement, but such restrictions shall merely become subject to the security interest to which such consent expressly applies for the duration of such security interest only, and in the event the holder of such security interest shall foreclose upon such Venture interest or otherwise acquire such Venture interest, such holder shall take such Venture interest subject to the restrictions contained in this Agreement, and it shall be subject to all such restrictions the same as if such holder were a party to this Agreement.

              B.   Restrictions on Transfer. A Venturer shall not, directly or
                   ------------------------
         indirectly, sell, assign, transfer or otherwise dispose of all or any part of its Venture interest other than to its parent, controlled affiliates, subsidiaries, an entity substantially owned by the Venturer's shareholders or the Venturer's shareholders without first obtaining the consent of the other Venturers, or in the absence of such consent, without first complying with all of the following terms and conditions:

                   (1)  Right of Existing Venturer to Buy. Except as hereinabove
                        ---------------------------------
         provided, in the event a Venturer desires, directly or indirectly, to sell, assign, transfer or otherwise deal with or dispose of all or any part of its Venture interest, the Venturer (hereinafter referred to as the "selling Venturer") shall be required to offer to sell its Venture interest by delivering a notification (hereinafter referred to as the "offer to sell"), signed by the selling Venturer to the other Venturers, stating the amount of its Venture interest which it desires to sell, assign or transfer. The other Venturers shall then have the option to purchase their proportionate share of the Venture interest offered pursuant to the offer to sell or the share of Venturers not exercising their option, which option may be exercised by delivering a notification of acceptance to the selling Venturer within sixty (60) days after delivery to it of the said offer to sell.

              C.   Determination of Purchase Price and Terms. In the event that
                   -----------------------------------------
         any Venture interest is to be purchased pursuant to the foregoing provisions of this Article XII, the following provisions shall apply:

                   (1)  Price.  Each One Percent (1%) of Venture interest to be
                        -----
         purchased pursuant to the foregoing provisions of this Article XII shall be purchased at the price specified in Article XIV of this Agreement, and fractions of One Percent (1%) of Venture interest shall be purchased at the appropriate proportion of the price specified in
         Article XIV of this Agreement.

                   (2)  Manner of Payment. The purchase price of any Venture
                        -----------------
         interest to be purchased pursuant to the foregoing provisions of this
         Article XII shall be paid in accordance with the provisions of Paragraph F of this Article.

              D.   Right of Selling Venturer to Sell. In the event that the
                   ---------------------------------
         other Venturers fail or refuse to purchase all of the Venture interest offered for sale by the selling Venturer pursuant to the offer to sell in accordance with the provisions of this Agreement, then after the expiration of the option period, the selling Venturer shall be free to sell, transfer or otherwise dispose of the Venture interest offered pursuant to the offer to sell made and delivered in accordance with the provisions of this Agreement and not accepted for purchase by the other Venturers, as hereinabove provided, to any person or entity, in any manner and upon any terms and conditions; provided however, that such selling Venturer shall not in fact sell, transfer or otherwise dispose of any Venture interest to any person or entity either for a price less than or on terms more favorable than the purchase price and the terms fixed by this Agreement without first offering the other Venturers the right to purchase such Venture interest at the same price and upon the same terms as agreed between such selling Venturer and any other person or entity. In carrying out the intent of the immediately preceding sentence, the same procedure and time periods as specified in the preceding paragraphs of this Article shall again be followed except that the notice provided the other Venturers shall specify the name and address of the person or entity to whom the selling Venturer proposes to sell its Venture interest and the price and terms offered by such person or entity for such Venture interest. The selling Venturer shall also provide the other Venturers with a copy of the contract of sale (subject to the right of first refusal herein granted to the other Venturers) and evidence of a deposit made by the proposed purchasers which must be equal to not less than Five Percent (5%) of the purchase price. In the event that the other Venturers shall then fail or refuse to purchase all the Venture interest offered for sale pursuant to this Agreement, then after the expiration of the option period, the selling Venturer shall not be required to sell any part of its Venture interest to the other Venturer, but shall then be free to sell to such other person or entity the Venture interest not purchased by the other Venturers in accordance with the foregoing provisions of this Agreement for the price and upon the terms set forth in such notice. Any sale, or other disposition that may take place after the end of all applicable option periods specified above must, in any event, take place within ninety
         (90) days following the close of all applicable option periods, and upon the expiration of such ninety (90) day period, the provisions of this Agreement shall reattach to all of the Venture interest not sold, transferred or otherwise disposed of during said ninety (90) day period.

              E.   Application to Transferees. This Agreement shall apply to any
                   --------------------------
         permitted transferee of any Venture interest.

              F.   Time and Method of Payment. Within sixty (60) days after
                   --------------------------
         there has been an offer and acceptance under this Article, except an offer and acceptance under Paragraph D, any purchaser of any Venture interest pursuant to this Article shall pay the purchase price therefor in full to the seller or its assignee in cash or certified cashier's check.

                                    ARTICLE XIII

                           Transfer of Venture Interest on
                           -------------------------------
                        Insolvency, Bankruptcy or Appointment
                        -------------------------------------
                       Of a Receiver or Trustee for a Venturer
                       ---------------------------------------

              A.   Option of Other Venturer to Buy. Upon the insolvency,
                   -------------------------------
         bankruptcy or appointment of a receiver or trustee for one of the Venturers (hereinafter called "Distressed Venturer"), then the other Venturers shall have the option to purchase the Venture interest of the Distressed Venturer, and Distressed Venturer or its representative shall, upon proper exercise of said option, sell to the other Venturer such Distressed Venturer's Venture interest; provided however, that such option shall not arise with respect to a Venturer for whom a receiver or trustee has been appointed but for whom no adjudication or settlement has occurred unless such action has not been resolved favorably to such Venturer within one hundred twenty (120) days after appointment of such receiver or trustee. Such option shall be exercisable by the other Venturers by notice of exercise any time within one hundred eighty (180) days after such other Venturers are notified or otherwise become aware of such action. The other Venturers shall mutually agree as to the percentage of the Distressed Venturer's Venture interest each shall purchase. If no agreement is reached, each shall have an option for a proportionate share of Distressed Venturer's Venture interest based upon purchasing Venturer's proportionate interest in the Venture without considering Distressed Venturer's interest.

              B.   Determination of Purchase Price and Terms. In the event that
                   -----------------------------------------
         any Venture interest is to be purchased pursuant to the foregoing provisions of this Article XIII, the following provisions shall apply:

                   (1)  Price.  The Venture interest to be purchased pursuant to
                        -----
         the foregoing provisions of this Article XIII, shall be purchased at the price equal to total capital account of the distressed Venturer.

                   (2)  Manner of Payment. The purchase price of any Venture
                        -----------------
         interest to be purchased pursuant to the foregoing provisions of this
         Article XIII shall be paid in accordance with the provisions of Paragraph D of this Article.

              C.   Application to Transferees. This Agreement shall apply to the
                   --------------------------
         transferee of any Venture interest.

              D.   Time of Closing and Method of Payment. Upon the closing of
                   -------------------------------------
        any sale pursuant to this Article XIII, any purchaser of any Venture interest shall pay the purchase price therefor in full to the seller or its assignee in cash or certified cashier's check. The closing shall be held on or before the 90th day subsequent to exercise of the options set forth in this Article XIII or to the extent required by law or a court having jurisdiction within thirty (30) days after any required third party approval, whichever shall last occur.


                                     ARTICLE XIV

                                   Purchase Price
                                   --------------

              A.   Determination of Purchase Price by the Ventures. The
                   -----------------------------------------------
         Venturers agree that where the purchase results from a transfer pursuant to an offer to sell as provided in Article XII and not because of a transfer pursuant to Article XIII, then the purchase price of a One Percent (1%) Venture interest shall be the agreed value of such interest as reflected initially on Exhibit "A" and as determined from time to time by agreement of a majority of the Venturers and recorded on a new or amended Exhibit "A" or the minutes of a Venture meeting. It is the intention of the Venturers that the value for purposes of this Agreement shall be reviewed at least annually. In the event the aforesaid valuation has not been reviewed and redetermined within twenty-four (24) months preceding an event requiring determination of purchase price, then in that event, the purchase price shall be at fair market value as determined by an appraiser selected by both the selling Venturers and the other Venturers provided both the selling Venturers and the other Venturers agree to the purchase price determined by the selected appraiser. Otherwise the purchase price shall be at fair market value as determined by an average of the closest two determinations of a panel of three arbitrators selected in the following manner:

                   (1)  One arbitrator selected by the selling Venturer.

                   (2)  One arbitrator selected by the other Venturers.

                   (3)  One arbitrator selected by the two arbitrators

         designated by the selling and the other Venturers. Arbitration shall be conducted in accordance with the provisions of Chapter 682 of the Florida Statutes or successor statutes as amended from time to time, and the determination of fair market value shall be conclusive.

              The purchase price as determined in accordance with the provisions of this Article XIV shall be binding upon the Venturers and all successors and assigns of the Venturers.

                                     ARTICLE XV

                             Venture Income Tax Returns
                             --------------------------

              A copy of any Venture income tax return required to be filed with the taxing authorities shall be given to each Venturer within one month before that return is required to be filed.

                                     ARTICLE XVI

                             Dissolution and Liquidation
                             ---------------------------

              The Venture shall be dissolved upon the occurrence of any of the following:

                   (1) The consent of each of the Venturers to dissolve and terminate the Venture;

                   (2) The sale or condemnation of all or substantially all of the assets of the Venture, or the expiration of the term of the Venture provided in Article III hereof.

              In addition, any event of dissolution of the Venture provided in the Florida Uniform Partnership Act shall cause the dissolution of the venture, except that no Venturer shall have the right to demand dissolution or to withdraw from the Venture, except in accordance with the restrictions on transfer of its Venture interest provided in this Agreement, and except that no event of dissolution shall cause the Venture to be dissolved and liquidated if the surviving or remaining Venturers shall elect to continue the Venture. Subject to the foregoing, in the event of dissolution, the Venture shall be immediately liquidated, due allowance being made for reasonable time to wind up the affairs of the Venture in an orderly and businesslike manner. Upon liquidation, the property of the Venture shall be applied and distributed in the following order:

                   (1) To the payment of all debts and liabilities of the Venture and the expenses of liquidation of the Venture.

                   (2) To the establishment of such reasonable reserves as may be deemed advisable by a majority in interest of the Venturers for any consequent contingent liabilities or obligations of the Venture.

                   (3) To the repayment of any loans or advances made by any of the Venturers to the Venture.

                   (4) To the repayment to the Venturers of the balances in their respective capital accounts.

                   (5) To the Venturers in the ratios in which they participate in the profits and losses of the Venture as set forth in Exhibit "A" hereto or amendments thereto.

                                    ARTICLE XVII

                              Termination of Agreement
                              ------------------------

              A.   Termination as to All Venturers. This Agreement shall
                   -------------------------------
         terminate upon the occurrence of one of the following events:

                   (1) The complete liquidation of the Venture upon dissolution thereof, in accordance with the provisions of Article XVI hereof with respect to dissolution and liquidation.

                   (2) Upon written revocation or termination of this Agreement signed by all of the Venturers.

              B.   Termination as to Selling or Withdrawing or Dissolved,
                   -----------------------------------------------------
         Insolvent, Bankrupt, etc. Venturer. Upon the sale, assignment or other
         ----------------------------------
         transfer (other than an assignment or transfer solely for the purpose of providing security for a promise, obligation or performance) by a Venturer or its legal representative

         (hereinafter "selling Venturer") to a permitted person, persons, entity or entities and substitution of such person or persons or entity or entities as a Venturer in place of the selling Venturer in accordance with and in compliance with this Agreement, this Agreement shall terminate with respect to such selling Venturer upon the closing of such sale, assignment or other transfer.

                                    ARTICLE XVIII

                             Indemnity and Contributions
                             ---------------------------

              Should the Venture or one of the Venturers in its behalf be required to pay sums on account of liability imposed on the Venture by the acts of the other Venturers referred to in Section 620.62 and
         620.625 of the Florida Uniform Partnership Act, the Venture or the Venturer advancing, paying or otherwise becoming liable for monies by reason of such acts of the other Venturers shall be entitled to be indemnified and compensated for the payment of such monies by the offending Venturer. Should any Venturer pay or become liable for any obligation of the Venture, he shall be entitled to contribution from the other Venturers on a pro rata basis according to their respective interest in the Venture.

                                     ARTICLE XIX

                                      Amendment
                                      ---------

              No amendment or variations to the terms of this Agreement shall be valid unless made in writing and signed by all the Venturers.

                                     ARTICLE XX

                                       Notices
                                       -------

              A.   Method of Effecting Notice. No notice request, consent,
                   --------------------------
         approval, waiver or other communication required or permitted under this Agreement shall be effective, unless such communication is in compliance with the provisions of Article IV-O hereof.

                                     ARTICLE XXI

                                Rules of Construction
                                ---------------------

              A.   Complete Agreement.  This Amended and Restated Agreement,
                   ------------------
         including the exhibits and schedules attached hereto and made a part hereof, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior verbal and written and all contemporaneous verbal agreements and understandings of the parties in connection with the subject matter hereof. No covenant, representation or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement. No change, modification or termination of any of the provisions hereof shall be effective unless this Agreement is amended in accordance with the provisions of Article XIX hereof.

              B.   Invalid Provisions.  In the event that any provision of this
                   ------------------
         Agreement shall be held to be invalid, the validity of the remainder shall not in any way be affected thereby.

              C.   Governing Law. This Agreement shall be governed and construed
                   -------------
         in accordance with the laws of the State of Florida. In addition, it is specifically agreed that the partnership laws of the State of Florida (Chapter 620) shall be applicable to this Agreement.

              D.   Gender and Number.  All pronouns and variations thereof shall
                   -----------------
         be deemed to refer to the masculine, feminine or neuter and to the singular and plural, as the identity of the person, persons or entity may require.

              E.   Titles.  Titles of the articles and paragraphs of this
                   ------
         Agreement are provided for convenience of reference only, and they in no way define, limit, extend or describe the scope or extent of this Agreement or any of its provisions.

              F.   Successors and Assigns.  The terms and conditions of this
                   ----------------------
         Agreement shall be binding upon and shall enure to the benefit of the heirs, successors and assigns of the Venturers.

              G.   Effective Date.  This Agreement shall become and be deemed to
                   --------------
         be effective as of January 1, 1981, notwithstanding the execution of this Agreement this 9th day of June, 1981.

                                            HARLLEE-GARGIULO, INC.



                                            BY:  /s/ Peter Harllee
                                               ----------------------------
                                                      As President


                                            NAPLES TOMATO GROWERS, INC.


                                            BY:  /s/ Dewey Gargiulo
                                               ----------------------------
                                                      President



                                            BEEFSTAKE TOMATO GROWERS, INC.



                                            BY:  /s/ Dewey Gargiulo
                                               ----------------------------
                                                      President



                                            A. DUDA & SONS, INC.



                                            BY:  /s/ J.S. Duda
                                               ----------------------------
                                               Exec. Vice President

                                            RICHFIELD PACKING CORPORATION,
                                            INC.



                                            BY:  /s/ James Woodson
                                               ----------------------------
                                                      President

                                  EXHIBIT "A"
                                  -----------



              Percentages of Initial Contributions to the Capital of the Venture and Amounts:


         HARLLEE-GARGIULO, INC.             20%            $136,500.00

         NAPLES TOMATO GROWERS, INC.        40%            $273,000.00

         BEEFSTAKE TOMATO GROWERS, INC.     10%            $ 68,250.00

         A. DUDA & SONS, INC.               20%            $136,500.00

         RICHFIELD PACKERS, INC.            10%            $ 68,250.00



              The Venturers shall participate in the profits and losses of the Venture according to the percentages provided above with the exception that for fiscal year ending 1981, alone, the first Ninety-Eight Thousand Three Hundred Twenty-Two Dollars
         ($98,322.00) of loss shall be allocated as follows:


         HARLLEE-GARGIULO, INC.                   $   -0-

         NAPLES TOMATO GROWERS, INC.              $26,219.00

         BEEFSTAKE TOMATO GROWERS, INC.           $ 3,277.00

         A. DUDA & SONS, INC.                     $45,884.00

         RICHFIELD PACKERS, INC.                  $22,942.00



              The remaining loss incurred for fiscal year ending 1981 shall be allocated according to the percentages provided above.

              Pursuant to Article XIV, the purchase price of a 1% interest is $6,825.00.

                                  EXHIBIT "B"
                                  -----------

                  HARLLEE-GARGIULO, INC.
                  Post Office Box 8
                  2308 U.S. Highway 301 East
                  Palmetto, Florida 33561

                  NAPLES TOMATO GROWERS, INC.
                  Route 2, Box 1700
                  Old U.S. Highway 41
                  Naples, Florida 33940

                  BEEFSTAKE TOMATO GROWERS, CIN.
                  440 South Shelfer Street
                  Quincy, Florida 32351

                  A. DUDA & SONS, INC.
                  Post Office Box 257
                  Oviedo, Florida 32765

                  RICHFIELD PACKING CORPORATION, INC.
                  Post Office Box 566
                  1306 16th Avenue East
                  Palmetto, Florida 33561

                                   AMENDMENT
                                   ---------


              Pursuant to Article XIX of the BHN Joint Venture Agreement, Amended and Restated, dated January 1, 1981 the undersigned, being all of the Venturers, hereby agree to amend the BHN Joint Venture Agreement in the following respect:

              The BHN Joint Venture shall continue in existence and the termination date shall be extended until October 31, 1994. This Amendment shall be effective from October 31, 1989.


                                            A. Duda & Sons, Inc.


                                            By:  /s/ J.S. Duda
                                               -----------------------------

                                            Harllee-Gargiulo, Inc.


                                            By:  /s/ Peter Harllee
                                               -----------------------------

                                            Naples Tomato Growers, Inc.


                                            By:  /s/ Dewey Gargiulo
                                               -----------------------------

                                            Beefstake Tomato Growers, Inc.


                                            By:  /s/ Dewey Gargiulo
                                               -----------------------------

                                            Gargiulo, Inc.


                                            By:  /s/ Dewey Gargiulo
                                               -----------------------------

                   ASSIGNMENT OF INTEREST IN BHN, A JOINT VENTURE
                   ----------------------------------------------


              In consideration of the sum of $10.00, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, NTGargiulo, Inc., a Florida corporation ("Assignor") having an address at 15000 Old 41 North, Naples, Florida 33963, hereby assigns and transfers to NTGargiulo, L.P., a Delaware limited partnership ("Assignee") having an address at 15000 Old 41 North, Naples, Florida 33963, all of Assignor's right, title and interest in and to an 80% joint venture interest under and pursuant to that certain BHN Amended and Restated Joint Venture Agreement executed on January 1, 1981, as amended by that certain Amendment dated October 31, 1989, between Harllee-Gargiulo, Inc. and Assignor (as successor in interest to Naples Tomato Growers, Inc. and Beefsteak Tomato Growers, Inc.).

              IN WITNESS WHEREOF, Assignor has caused this instrument to be executed by its authorized representative as of this 23rd day of December, 1992.

                                            NTGARGIULO, INC.



                                            By:  /s/ Jeffrey Gargiulo
                                               -------------------------------
                                               Jeffrey Gargiulo
                                               President

                        AMENDMENT TO BHN JOINT VENTURE AGREEMENT


              This Amendment to Joint Venture Agreement is entered into as of the 31st day of October, 1994 by and between NTGargiulo, L.P., a Delaware limited partnership ("NTG LP") and Harllee-Gargiulo, Inc. ("Harllee"), being all of the Venturers of the Venture.

                                W I T N E S S E T H:

              WHEREAS, NTG LP and Harllee entered into a Joint Venture Agreement effective November 1, 1979, as amended and restated on January 1, 1981 and amended as of October 31, 1989 (the
         "Agreement"); and

              WHEREAS, the parties hereto desire to amend and supplement the Agreement as hereinafter set forth.

              NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

              1.   Definitions.  All capitalized terms used herein and not
                   -----------
         otherwise defined shall have the meanings set forth in the Agreement.

              2.   Expiration.  Article III of the Agreement is hereby
                   ----------
         amended to provide that the Venture shall continue until December 31, 1995, or until dissolved as provided in said Article III.

              3. Except as amended hereby, the Agreement shall remain in full force and effect.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to BHN Joint Venture Agreement to be duly executed as of the date first above written.

                                       NTGargiulo, L.P., by
                                       NTGargiulo G.P., Inc., its
                                       General Partner

                                       By:  /s/ Jeffrey Gargiulo
                                          --------------------------------
                                       Name:  Jeffrey Gargiulo
                                            ------------------------------
                                       Title: President
                                             -----------------------------

                                       Harllee-Gargiulo, Inc.

                                       By:  /s/ Peter Harllee
                                          --------------------------------
                                          Peter Harllee Jr., President